NOTICE OF GUARANTEED DELIVERY

Cooper Cameron Corporation

Offer to Purchase for Cash

any and all of the outstanding
1.75% Convertible Senior Debentures Due 2021
of Cooper Cameron Corporation

The Tender Offer and your withdrawal rights will expire at 9:00 a.m., New York City time, on May 5, 2004, unless extended (such date and time as it may be extended, the “Expiration Date”). Your acceptance of the Tender Offer may only be withdrawn under the circumstances described in the Offer to Purchase and in the Letter of Transmittal.

The Depositary for the Tender Offer is:

J.P. Morgan Trust Company, National Association

By Registered or Certified Mail, Overnight Courier or Hand Delivery:	By Facsimile: (214)468-6494
J.P. Morgan Trust Company, N.A. Attn: Frank Ivins 2001 Bryan Street, 9th Floor Dallas, TX 75201	J.P. Morgan Trust Company, N.A.
Attn: Investor Relations Confirm by telephone: (800)275-2048

      Delivery of this Notice of Guaranteed Delivery to an address, or transmission via facsimile to a number, other than as set forth above will not constitute valid delivery.

      As set forth in the Offer to Purchase dated April 6, 2004 (the “Offer to Purchase”), of Cooper Cameron Corporation, a Delaware corporation (the “Company”), under the caption, “The Tender Offer — Procedures for Tendering Debentures,” and in the instructions to the Letter of Transmittal (the “Letter of Transmittal” and together with the Offer to Purchase, the “Offer”), this form, or one substantially equivalent hereto, or an Agent’s Message relating to the guaranteed delivery procedures, must be used to accept the Tender Offer, upon the terms and subject to the conditions set forth in the Offer to Purchase, any and all of its outstanding 1.75% Convertible Senior Debentures due 2021 (the “Debentures”) at a price equal to $1,000 per $1,000 principal amount, plus accrued and unpaid interest thereon to, but not including, the date of payment if, on or before the Expiration Date:

•	certificates representing such Debentures are not immediately available;

•	time will not permit a Letter of Transmittal, certificates representing such Debentures and all other required documents to reach the Depositary; or

•	the procedures for book-entry transfer (including delivery of an Agent’s Message) cannot be completed.

      This form must be delivered by an Eligible Institution (as defined herein) by mail or hand delivery or transmitted via facsimile to the Depositary as set forth above. Delivery to DTC will not constitute valid delivery to the Depositary. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Offer to Purchase. This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by a Medallion Signature Guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

      The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal, the principal amount of Debentures specified below pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase under the caption, “The Tender Offer — Procedures for Tendering Debentures — Signature Guarantees.” The undersigned hereby authorizes the Depositary to deliver this Notice of Guaranteed Delivery to the Company with respect to the Debentures tendered hereby pursuant to the Tender Offer.

      The undersigned hereby represents that it is the holder of the Debentures being tendered (or caused to be tendered) hereby and is entitled to tender (or cause to be tendered) such Debentures as contemplated by the Tender Offer and, pursuant to the guaranteed delivery procedures described in the Tender Offer to Purchase and Letter of Transmittal, hereby tenders (or causes a tender) to the Company the aggregate principal amount of Debentures indicated below.

      The undersigned understands that the Company will accept for purchase Debentures validly tendered on or before the Expiration Date. This Notice of Guaranteed Delivery may only be used before the Expiration Date. The undersigned also understands that tenders of Debentures may be withdrawn at any time before the Expiration Date but the Purchase Price shall not be payable in respect of the Debentures so withdrawn. For a valid withdrawal of a tender of Debentures to be effective, it must be made in accordance with the procedures set forth in the Offer to Purchase under the caption, “The Tender Offer — Withdrawal of Tenders.”

      The undersigned understands that payment for Debentures purchased will be made only after timely receipt by the Depositary of:

•	such Debentures, or a Book-Entry Confirmation; and

•	a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), or a properly transmitted Agent’s Message, with any signature guarantees and any other documents required by the Letter of Transmittal.

      The undersigned also understands that under no circumstances will interest be paid by the Company by reason of any delay in making payment to the undersigned.

      The undersigned represents and warrants that:

•	such holder has a net long position in the Debentures being tendered pursuant to the Offer within the meaning of Rule 14e-4 under the Exchange Act; and

•	the tender of such Debentures complies with Rule 14e-4.

      All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

      This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for Debentures or on a security position listing as the owner of Debentures, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her name, address and capacity as indicated below and submit evidence to the Depositary of such person’s authority so to act.

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Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

DO NOT SEND DEBENTURES WITH THIS FORM. DEBENTURES SHOULD BE SENT TO THE DEPOSITARY TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR AGENT’S MESSAGE.

PLEASE SIGN AND COMPLETE

DESCRIPTION OF THE DEBENTURES

	Certificate	Aggregate Principal	Principal Amount
Name(s) and Address(es) of Registered Holders	Number(s)	Amount Represented	Tendered

Total Principal Amount of Debentures

Signature(s) of Registered

holder(s) or Authorized Signatory:

Name(s) of Registered holder(s):

Address:

Area Code and Telephone No.:

Date:

☐ Check this box if Debentures will be delivered by book entry transfer.

Name of Tendering Institution:

Transition Code No.:

Depositary Account No.

GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED

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GUARANTEE

(Not to be used for signature guarantee)

          The undersigned, a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or another “Eligible Guarantor Institution” as defined in Rule l7Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three business days from the date of receipt by the Depositary of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with Debentures tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Debentures into the Depositary’s account at The Depository Trust Company and Agent’s Message, pursuant to the procedures for book-entry transfer set forth under the caption “The Tender Offer — Procedures for Tendering Debentures” in the Offer to Purchase), and all other required documents will be delivered by the undersigned to the Depositary.

Name of Firm:

Address(es):

Area Code and Tel. No.:

AUTHORIZED SIGNATURE

Name:

Title:

Date:

          The institution which completes this form must deliver to the Depositary this Notice of Guaranteed Delivery, the Letter of Transmittal (or facsimile thereof or Agent’s Message) and Debentures within the time periods specified herein and in the Offer to Purchase. Failure to do so could result in a financial loss to such institution.

          DO NOT SEND CERTIFICATES FOR DEBENTURES WITH THIS FORM — CERTIFICATED DEBENTURES SHOULD BE SENT WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL TO THE DEPOSITARY.

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